UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2017

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5893

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 8, 2017, Gladstone Land Corporation (the “Company”), a Maryland corporation, and Gladstone Land Limited Partnership (the “Operating Partnership”), a Delaware limited partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC, as representative of the several underwriters named in Schedule A annexed thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,000,000 shares of its common stock, par value $0.001 per share, at a purchase price per share to the public of $12.25. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 150,000 shares of common stock on the same terms and conditions, solely to cover over-allotments, if any. The common stock was offered and sold pursuant to a prospectus supplement, dated September 8, 2017, and a base prospectus, dated April 12, 2017, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-217042). The Company expects the transaction to close on or about September 12, 2017. Net proceeds from the offering will be approximately $11.6 million (or approximately $13.3 million if the Underwriters exercise their over-allotment option in full) after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 8, 2017, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership and Janney Montgomery Scott LLC, as representative of the several underwriters in Schedule A annexed thereto.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

September 8, 2017	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 8, 2017, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership and Janney Montgomery Scott LLC, as representative of the several underwriters in Schedule A annexed thereto.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 8, 2017.